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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C., 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): October 20, 1997


                                    SuperGen, Inc.
                          ----------------------------------
                (Exact name of registrant as specified in its charter)


    California                      0-27628                94-3132190
-------------------------------    -----------         ------------------
(State or other jurisdiction of    (Commission          (I.R.S. Employer
incorporation or organization      File Number)        Identification No.)



    Two Annabel Lane, Suite 220, San Ramon, California                94583
    --------------------------------------------------             ----------
         (Address of principal executive offices)                  (Zip Code)


         Registrant's telephone number, including area code:  (510) 327-0200

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ITEM 5.  OTHER EVENTS

    SuperGen, Inc. (the "Company") entered into a Supply Agreement dated as of October 20, 1997 (the "Supply Agreement") with Warner-Lambert Company ("Warner-Lambert"). Pursuant to the Supply Agreement, the Company contracted to supply Nipent-TM- (Pentostatin) (the "Product") in unlabeled vials to Warner-Lambert or any entity designated by Warner-Lambert to act on its behalf or in lieu of itself with respect to the purchase of the Product ("Warner-Lambert's Designee") for sale outside of North America and Japan. Warner-Lambert agreed to buy its total requirements of the Product from the Company or its designee. The Supply Agreement became effective on October 20, 1997 and will remain in force for 7 years following the day on which the first delivery is made to Warner-Lambert or Warner-Lambert's Designee.

    This description is a summary only and is qualified by reference in its entirety to the documents filed.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    a.   Financial Statements:  not applicable.

    b.   Pro Forma Financial Information:  not applicable.

    c.   Exhibits:

         10.1 Supply Agreement dated October 20, 1997 between the Registrant and Warner-Lambert Company.


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  SUPERGEN, INC.


Dated: October 31, 1997           By:  /s/ Joseph Rubinfeld
                                     ----------------------------------------
                                       Joseph Rubinfeld, Ph.D.
                                       Chief Executive Officer, President
                                       and Director


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                                  INDEX TO EXHIBITS


    EXHIBIT NO.                             DESCRIPTION
--------------------    ------------------------------------------------------
        10.1            Supply Agreement dated October 20, 1997 between the
                        Registrant and Warner-Lambert Company.